SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934


[Amendment No. 1]



_X_	Filed by the Registrant

___	Filed by a Party other than the Registrant

Check the appropriate box:

___	Preliminary Proxy Statement

___	Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))

_X_	Definitive Proxy Statement

___	Definitive Additional Materials

___	Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12



eCom eCom.com, Inc.
(Name of Registrant as Specified in Its Charter)



eCom eCom.com, Inc.
(Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

_X_	No Fee Required

___	Fee computed on table below per the Exchange Act Rules 14a-
	6(I)(4) and 0-11.

(1)	Title of each class of securities to which transaction
applies:

(2)	Aggregate number of securities to which transaction
applies:

(3)	Per unit price or other underlying value of transaction
computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

___	Fee paid previously with preliminary materials.

___	Check box if any part of the fee is offset as provided by the
	Exchange Act Rule 0-11(a)(2) and identifies the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date			Filed:




eCom eCom.com, Inc.
2700 PGA Blvd., Suite 103
Palm Beach Gardens, FL 33410

NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 26, 2001


Dear Stockholder:

     It is my pleasure to invite you to the 2000 Annual Meeting of the Stockholders of eCom eCom.com, Inc., which will be held on April 26, 2001, at 4:00 p.m., Eastern Standard Time, in the
Magnolia Room of the Doubletree Hotel, 4431 PGA Boulevard, Palm
Beach Gardens, Florida 33410.

     The purposes of the meeting will be to:

(a)	Approve the reappointment of Wieseneck, Andres &
Co., P.A., as independent auditor for the fiscal year ending May 31, 2001;

(b)	Elect three directors to our Board of Directors;
and

(c)	Transact such other business as may properly come
before the meeting, or any adjournment or postponement of the meeting.

     Only stockholders of record at the close of business on January 31, 2001 are entitled to vote at the meeting, or any adjournment or postponement of the meeting. We are mailing proxy solicitation material to our stockholders commencing on or about April 9, 2001. We must receive your proxy on or before April 23, 2001 in order for your proxy to be voted at the meeting.

     You are invited to attend the meeting. Regardless of whether you expect to attend the meeting in person, we urge you to read the attached proxy statement and sign and date the accompanying proxy card and return it in the enclosed postage-prepaid envelope. It is important that your shares be represented at the meeting.


Sincerely,

/s/David J. Panaia
President and Secretary

Palm Beach Gardens, Florida
April 6, 2001























TABLE OF CONTENTS


GENERAL INFORMATION                                             3


INFORMATION REGARDING THE MEETING                               4

APPOINTMENT OF INDEPENDENT AUDITORS                             6

ELECTION OF DIRECTORS                                           6

BOARD AND COMMITTEE MEETINGS                                    7

DIRECTOR COMPENSATION                                           8

BENEFICIAL OWNERSHIP                                            8

COMPENSATION OF EXECUTIVE OFFICERS                              9

CERTAIN TRANSACTIONS                                            0

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT      11

STOCKHOLDER PROPOSALS                                          11

OTHER MATTERS                                                  12

















PROXY STATEMENT
FOR
2000 ANNUAL MEETING OF SHAREHOLDERS

To be Held April 26, 2001



GENERAL INFORMATION

The "eCom" in eCom eCom.com, Inc. stands for e-commerce and e-compression. This definition reflects a continuing evolution of our company's mission and corporate structure. Responding to opportunity, this evolution has led to implementation of a unique business model that we believe will allow us to capitalize on the challenges faced by the leading companies within the Internet business community.

Following our previous business plan, during the past year we launched e-commerce tools designed to assist small business in quickly and economically establishing an on-line presence. We provided auctions, bartering, classified advertising, storefront development and an e-commerce marketplace that enabled our clients to compete on equal terms with any e-commerce company. We also operated our own online business as a test model, using our e-commerce concepts to generate over three million dollars in sales of paintball products during fiscal 2000 and approximately five million dollars in calendar 2000.

No sooner had we established this on-line model and prepared for the related marketing campaign than we recognized a reason for change once again: DryIce. The DryIce software revolutionizes the compression, storage, protection, transmission and use of large data files in any format including images, full motion video, audio and text. Our mission is to make this software available to reduce bandwidth demand and facilitate development of custom applications that are not feasible using the currently available technology. As the reseller and custom designer of DryIce software, we believe our company will benefit most by focusing on this opportunity. Our intention is to divest all other product lines and to build a profitable future for eCom eCom.com, Inc. through marketing of DryIce technology.

     We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy for use at our 2000 Annual Meeting of Stockholders, to be held at the Doubletree Hotel, 4431 PGA Boulevard, The Magnolia Room, Palm Beach Gardens, Florida 33410, on April 26, 2001, 4:00 p.m. Eastern Standard Time. All holders of record on January 31, 2001 of our shares of common stock are entitled to vote at the meeting.

     This proxy statement, the accompanying proxy card and our latest Annual Report on Form 10-KSB were first mailed to stockholders on or about April 9, 2001. Our Annual Report on Form 10-KSB contains the information required by Rule 14a-3 of the Rules of the Securities and Exchange Commission, including audited financial statements for our last completed fiscal year which ended May 31, 2000. The report should not be regarded as material for the solicitation of proxies or as a communication by means of which we are soliciting your proxy with respect to the meeting. We are incorporating in this proxy statement, by reference, our prior filings with the Securities and Exchange Commission. If you would like copies of any of those documents, other than the filing we are delivering to you in connection with this proxy statement, you can request (by phone or in writing) copies of them by sending your request to: eCom eCom.com, Inc., 2700 PGA Boulevard, Suite 103, Palm Beach Gardens, Florida 33410, telephone (561) 622-4395, attention David J. Panaia, President. We will not charge you for any of the copies.

     At the meeting, you will be asked to:

     -    Approve the reappointment of Wieseneck, Andres & Co.,
		P.A. as our independent auditor for the fiscal year ending May 31, 2001;

     -    Elect three directors to the Board of Directors; and

     -    Vote on such other business as may properly come before
		the meeting, or any adjournment or postponement of the meeting.


INFORMATION REGARDING THE MEETING

     What may I vote on? You will be entitled to vote, either in person or by proxy, on:

          1.   The approval of the appointment of our independent
			auditors for 2001; AND

          2.   The election of three nominees to serve on our Board
			of Directors.


     How does the Board recommend I vote on the proposals?  The
Board recommends a vote FOR the reappointment of Wieseneck, Andres & Co., P.A. as our independent auditors for 2001 and FOR each of the Board nominees.

     Who is entitled to vote? Stockholders as of the close of business on January 31, 2001 (the record date) are entitled to vote at the meeting.

     How do I vote? Sign and date the proxy card you receive with this proxy statement and return it in the prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the two proposals and in such manner as the named proxies determine with respect to any other matters addressed at the meeting. You have the right to revoke your proxy at any time before the meeting by:

     -     notifying our Corporate Secretary; OR

     -     voting in person; OR

     -     returning a later-dated proxy card.

     Who will count the votes? We have appointed a representative of our law firm, Lowrey & Rice, P.A. as the inspector of the election. The representative will count and tabulate the votes.

     Is my vote confidential? Your vote will not be disclosed except:

     -    as needed to permit the inspector of the election to
		tabulate and certify the vote;

     -    as required by law; or

     -    in limited circumstances, such as a proxy contest in
		opposition to the Board.

     Additionally, all comments written on the proxy card or elsewhere will be forwarded to our management, but your identity will be kept confidential unless you ask that your name be disclosed.

     What shares are included on the proxy card? The shares on your proxy card represent ALL of your shares. If you do not return your proxy card, your shares will not be voted.

     What does it mean if I get more than one proxy card? If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all the proxy cards you receive to ensure that all your shares are voted.

     How many shares can vote? As of the record date, January 31, 2001, 18,912,826 shares of common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote, voting as one class. In summary, there were a total of 18,912,826 eligible votes as of the record date.

     What is a "quorum"? A "quorum" is 50% of the outstanding shares. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held, and a proposal must be approved by more than 50% of the shares voting at a meeting at which there is a quorum to be adopted. The three nominees for director receiving the highest number of affirmative votes will be elected as directors. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. However, abstentions are not counted in the tally of votes FOR or AGAINST a proposal. We intend to treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which the broker or nominee indicates on a proxy that it does not have discretionary authority to vote) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. We will not consider broker non-votes as votes cast either for or against a particular matter.

     Who can attend the Annual Meeting? All of our stockholders on January 31, 2001 can attend. Due to limited space in the meeting room, we are limiting the persons who can attend the meeting to our stockholders, their representatives, our employees and our directors.

     How will voting on any other business be conducted? Although we do not know of any business to be considered at the meeting other than the proposals described in this proxy statement, if any other business is presented at the meeting, your signed proxy card gives authority to David J. Panaia, our Chairman, President, Chief
 Executive Officer and Corporate Secretary, to vote on those matters at his discretion.

     Who are the largest principal shareholders? As of January 31, 2001, several of our stockholders owned more than 5% of our capital stock. Those stockholders include David J. Panaia and Gerald V.
Bergman.

     How much did this proxy solicitation cost? We hired ADP, an independent third party to assist us in the distribution of the proxy materials or the solicitation of votes. We estimate that our costs for those actions (which will be conducted by ADP and our employees, officers and directors) will be approximately $8,000.00.
 We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding the proxy statement and solicitation materials to our stockholders.

     How do I revoke my proxy after I give it? A stockholder giving a proxy pursuant to this solicitation may revoke it at any time prior to its exercise at the meeting by delivering to our President a written notice of revocation, or a duly executed proxy bearing a later date, or by attending the meeting and voting in person. Attendance at the meeting will not, however, constitute revocation of your proxy without your further action. Any written notice revoking your proxy should be sent to our principal executive offices addressed as follows: eCom eCom.com, Inc., 2700 PGA Boulevard, Suite 103, Palm Beach Gardens, Florida 33410,
Attention: David J. Panaia, President.


                     APPOINTMENT OF INDEPENDENT AUDITORS

     We are asking you to ratify our reappointment of Wieseneck, Andres & Co., P.A. as our independent public accountants for the fiscal year ending May 31, 2001. Wieseneck, Andres & Co., P.A. currently acts as our independent auditor. Representatives of Wieseneck, Andres & Co., P.A. are expected to be present at the Annual Meeting.

     The Board Unanimously Recommends That You Vote

		FOR the Selection of Wieseneck, Andres & Co, P.A.
		to Serve As Our Auditors for The Fiscal Year Ending
		May 31, 2001.




ELECTION OF DIRECTORS

     Our Articles of Incorporation provide that the Board of Directors may consist of up to five members. Our Bylaws provide that each such member shall be elected to a one-year term expiring at the next ensuing annual meeting. Currently, the Board has one member, David J. Panaia, who was elected for a one-year term and serves until replacements are elected and qualified. All directors serve until their successors are elected and qualified, subject, however, to prior death, resignation, retirement, disqualification, or removal from office.

     You are being asked to elect Messrs. Panaia, Wilson and Turner to our Board for a one-year term. If all the nominee directors are elected, we will have three directors.

     The person named as proxy holder in the enclosed proxy cards (Mr. Panaia) has advised us that, unless a contrary direction is indicated on a proxy card, he intends to vote FOR the election of the three nominees. He has also advised us that, if any of the three nominees are not available for election for any reason, he will vote FOR the election of such substitute nominee or nominees, if any, as the Board may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable to serve if elected.


NOMINEES FOR ELECTION AS A DIRECTOR:

     David J. Panaia currently serves as our director, and has been nominated for re-election to the Board.

     David J. Panaia. Age 61. Mr. Panaia, Chairman, President/Secretary and Director, is the founder of eCom eCom.com, Inc. and has served as Director and President since they were incorporated in June 1994. From June 1998 through May 31, 1999 he also acted as Treasurer. Mr. Panaia previously founded several other businesses, including Gold Cross Ambulance Service, Inc. and Gold Cross Medical Services, Inc. Additionally, he acquired several other companies which were consolidated into Gold Cross, Inc., which provided ground and air ambulance service, medical services, equipment and supplies. After operating for over twenty years, Gold Cross was sold in 1982. Mr. Panaia then founded Biomedics Corporation, a durable medical equipment dealer, which he operated until its sale in 1988. Both corporations were privately owned. Since 1988, he has served as a political and small business marketing consultant through his own firm, Sunpoint Industries, Inc. Sunpoint offered consulting services to political candidates and medical equipment businesses located in the United States. Mr. Panaia has served in numerous community, business and political capacities. Mr. Panaia concentrates his full business time to his duties as the President of eCom eCom.com,Inc., and his current term as a director expires at the meeting.

	Richard C. Turner. Age 41. As Chief Financial Officer for eCom Ecom.com, Inc., Richard Turner oversees a staff that is responsible for all financial operations of the company, including treasury, financial and management reporting, investor relations, budgeting, business development, strategic planning, sales compensation, credit/collections and fraud, inventory, accounts payable, payroll, taxes and accounts receivable. Previously, Richard Turner worked at Glenn G. Schanel, CPA. Richard Turner passed the Enrolled Agent exam in 1992 and has been assisting clients on tax, accounting and office technology. In addition, he developed several database programs to improve client sales and financial operations. Before joining Glenn G. Schanel, CPA, Richard Turner was Vice President of Finance at American National Bank, Lake Worth, Florida. In this role he was responsible for the bank's financial reporting, budgeting and cost accounting. Before joining American National Bank, he served in a variety of management positions with Horizon Bank's finance organization located in Morristown, New Jersey. Richard is currently on the board of directors and Treasurer of the Palm Beach Business Associates and has served on the board of directors of the North Palm Beach / Palm Beach Gardens Jaycees.

	Robert C. Wilson. Age 48.   Robert Wilson is currently the COO
of eCom eCom.com, Inc. He formerly served as the acting President and COO of eWebPEO.com, Inc. of Palm Beach Gardens, Florida. Previously, Robert Wilson was the Managing General Partner of
Wilson and Associates, where he established a medical accounts receivable factoring company. From 1992 through 1995 he served as Vice President of Sales for Optimum Capital Corporation, Walnut
Creek, California, where he managed sales representatives of the company, successfully implemented new recruit training programs, and increased monthly sales five-fold. Prior to his work at Optimum Capital Corporation, Robert Wilson worked at Healthcare Revenue Management, in San Francisco, California, where he initiated new programs, expanded the sales team, and substantially increased annual sales for the company.

     The Board recommends that you vote FOR all of the director nominees.



BOARD AND COMMITTEE MEETINGS

     During 2000, our Board of Directors held 6 meetings, and each director attended at least 75% of those meetings. During 2000, the Board of Directors had one standing committee, the Audit Committee.
 However, the Board met as a full board, rather than as committees, during all of 2000.

     Our Audit Committee is charged with the review of the professional services we receive from our independent auditors, determining the independence of those auditors, determining the accuracy of our annual financial statements, determining the appropriateness, efficiency and accuracy of our system of internal accounting controls and financial reporting practices, and reviewing such other matters regarding our financial procedures as may be brought to its attention or as may be specifically delegated to it from time to time by our Board. Upon the Audit Committee's review of any of those matters, it is charged with preparing and submitting periodic reports, summaries and proposals to our Board of Directors regarding those matters, which may then be acted upon by our full Board. During 2000, the Audit Committee consisted of Messrs. Bergman and DeRita, Jr. Pending the review of the membership of the Audit Committee in light of the proposed increase of the number of our Board members from three to four, other members of the Board may be appointed to sit on the Audit Committee.

     The Board does not have a nominating committee.  The entire
Board performs those duties.


DIRECTOR COMPENSATION

     None of our directors have employment agreements or stock option arrangements with the Company. We intend for the directors to be compensated at the rate of $4,000 per year, plus $100.00 per meeting attended, plus reimbursement of reasonable travel expenses, when, and if, our cash flow permits. To date, none of the directors have received any salaries or other cash compensation.


BENEFICIAL OWNERSHIP

     The following table shows the beneficial ownership, as of January 31, 2001, of our outstanding capital stock by (i) each of our stockholders who beneficially own 5% or more of any class of our stock, (ii) each of our directors and our director nominees,
(iii) each of our executive officers, and (iv) all of our directors, director nominees and executive officers as a group. Unless otherwise noted, each person (either alone or with family members) has voting and dispositive power of the shares listed opposite his or her name.


Name of                                  Number of   Percentage
Beneficial Owner			Class      Shares      of class (1)
----------------              -----      ---------   ------------

David J. Panaia (2)           Common     2,212,400     11.70%
(Chairman, President/Secretary,
Director, 5% Shareholder
and Director Nominee)

Gerald V. Bergman (3)         Common     1,854,300      9.80%
 (5% Shareholder)

Robert C. Wilson  (4)  	   	Common	   6,005        *
(Director Nominee)

Richard C. Turner  (5)	  	Common	   1,000        *
(Director Nominee)

All directors, director       Common     4,073,705	 21.54%
nominees and officers as
a group (6) (4 persons)
--------------------
*Less than 1%

(1)	Based on 18,912,826 outstanding shares of common stock.  The inclusion of any shares as "beneficially owned" does not constitute an admission of beneficial ownership (which has a broad definition under the securities laws) of those shares.
Unless otherwise indicated, each person listed has sole investment and voting power with respect to the shares listed. Also, each person is deemed to beneficially own any shares issuable on exercise of stock options or warrants held by that person that are currently exercisable or that become exercisable within 60 days after January 31, 2000.

(2)	Includes shares held in the name of Mr. Panaia, in the name
of the spouse of Mr. Panaia and in the name of an entity over which he has voting and/or beneficial control and for which he does not disclaim beneficial ownership.


(3)	Includes shares held in the name of Mr. Bergman and in the
name of the spouse and minor children of Mr. Bergman over which he has voting and/or beneficial control and for which he does not disclaim beneficial ownership.

(4)	Includes shares held in the name of Mr. Wilson and in the
name of the spouse and minor children of Mr. Wilson over which he has voting rights and/or beneficial control and for which he does not disclaim beneficial ownership.


(5)	Includes shares held in the name of Mr. Turner and in the
name of the spouse and minor children of Mr. Turner over which he has voting rights and/or beneficial control and for which he does not disclaim beneficial ownership.

(6)	  Assumes the matters set forth in notes 1 through 5.



COMPENSATION OF EXECUTIVE OFFICERS

     The following information summarizes the compensation we paid to or which will be earned by our Chief Executive Officer and all of our other executive officers whose total salary and bonus exceeded $100,000 during the fiscal years ended May 31, 2000, May 31, 1999 and May 31, 1998. We did not award any of those executive officers any options or stock awards subsequent to May 31, 2000 through the date of this proxy statement.

                                          Annual Compensation
                                   ------------------------------
                                      Base    	   Other Annual
Name and Principal Position	Year	  Salary	Bonus   Compensation
---------------------------	----   ------  -----   ------------
David J. Panaia,			2000    $0.00  $0.00        $0.00
President, Chief Executive    1999    $0.00  $0.00        $0.00
Officer, Secretary, Treasurer 1998    $0.00  $0.00        $0.00
and Chief  Financial Officer

FISCAL YEAR-END OPTION VALUE:

     As of the date of this proxy statement, none of the executive officers described above have any options to acquire common shares.

EMPLOYMENT AGREEMENTS:

     We have not entered into any employment agreements with either our Chief Executive Officer or any other of our executive officers. As circumstances warrant, we may enter into employment agreements with our officers and key employees.


CERTAIN TRANSACTIONS

Date		# of Shares		Name					Purpose

1/27/00		5000		Jerry Shelton		Software Design
1/27/00		10000		Primary Digital Prod.	Software Design
1/27/00		80000		Itools.com			Software Lisc.
1/27/00		6000		Rob Silio			Artwork Design
1/31/00		8470		Denise Yorko		Svcs Rendered
1/31/00		135000	Roland Noel			Svcs Rendered
1/31/00		1500		Brian Merkel		Svcs Rendered
2/9/00		7315		Denise Yorko		Re-issue
2/9/00		-8470		Denise Yorko		Retired
3/16/00		2500		Stefani Joseph		Svcs Rendered
3/16/00		10010		Curtis Alphin		Svcs Rendered
3/16/00		10000		Rob Silio			Svcs Rendered
3/16/00		25000		Jill Gauthier		Svcs Rendered
3/16/00		2500		Brian Merkel		Svcs Rendered
3/16/00		10000		Jordan Connors		Svcs Rendered
3/16/00		100000	Charles Hansen		Svcs Rendered
3/16/00		23500		Corporate Sports		Svcs Rendered
3/16/00		100000	Lighthouse Comm	 	Svcs Rendered
6/13/00		10000		Marino Engineering	Eng. Svcs.
6/13/00		1000		Robert Wilson		Svcs Rendered
6/13/00		10000		Sherry Rice			Svcs Rendered
6/13/00		100000	Jordan Connors		Svcs Rendered
6/13/00		60000		Transactions Unlimited	Svcs Rendered
6/13/00		86000		Michael Renick		Svcs Rendered
6/13/00		25000		Michael Renick		Svcs Rendered
6/22/00		10000		Swartz Private Equity	Put
6/28/00		675040	Russel Shapiro		Purchase of
Stardot
Marketing
6/30/00		60000		inda Wellman		Svcs Rendered
6/30/00		1000		John Walsh 			Svcs Rendered
7/19/00		256900	David Panaia		Re-issue
7/19/00		-327900	David Panaia		Retired
7/31/00		300000	Swartz Private Equity	Put
8/10/00		5005		Curtis Alphin		Svcs Rendered
8/10/00		2000		Ryan Bacchiocci		Svcs Rendered
8/10/00		5000		Jennifer Bristow		Svcs Rendered
8/10/00		25000		Brian Delaporta		Svcs Rendered
8/10/00		2837		Brian Delaporta		Svcs Rendered
8/10/00		25000		Jill Gauthier		Svcs Rendered
8/10/00		9706		Charles Hansen		Svcs Rendered
8/10/00		3000		Brian Merkel		Svcs Rendered
8/10/00		5005		Chris Myklebust		Svcs Rendered
8/10/00		1000		Jose Ruiz			Svcs Rendered
8/25/00		5005		Curtis Alphin		Svcs Rendered
8/25/00		50000		Charles Hansen		Svcs Rendered
8/25/00		100000	Charles Hansen		Svcs Rendered
8/25/00		5005		Denise Volstad		Svcs Rendered
8/25/00		5005		Hanne-Mette S. Wilson	Svcs Rendered
8/25/00		500		Warren Case			Svcs Rendered
8/25/00		10000		Ken Chamberlain		Svcs Rendered
8/25/00		25000		Elling Myklebust		Svcs Rendered
8/25/00		5005		Chris Myklebust		Svcs Rendered
8/25/00		25000		Brian Delaporta		Svcs Rendered
8/25/00		50000		Chuck Gaspari		Consultant
8/25/00		100000	Michael Renick		Svcs Rendered
8/25/00		25000		Rob Silio			Svcs Rendered
8/25/00		98000		Jeremy Haiduk		Svcs Rendered
Date		# of Shares		Name				Purpose
8/25/00		25000		Robert Reid			Svcs Rendered
8/25/00		10000		Dave Edwards		Consultant
8/25/00		10000		Bruce Stockberger		Consultant
9/25/00		400000	Derek Panaia		Svcs Rendered
9/25/00		50000		Stephen Kern		Svcs Rendered
11/8/00		12000		R. Maltass			Svcs Rendered
11/8/00		75000		Alpha Keyser		Consultant
11/8/00		166038	Alpha Keyser		Consultant
11/8/00		100000	James DeLong		Svcs Rendered
12/22/00		300000	Skyline Marketing		Mkting Services
12/22/00		700000	Profile Managers		Ad Svcs.
12/22/00		500000	Challenge Ltd.		Consultant
1/18/01		400000	Swartz Private Equity	Put
			5130476



COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and any exchange on which our securities are listed, and to furnish us with copies of those reports. The Company has not received or reviewed any filing under Section 16(a) other than Forms 3, 4 and 5 filed by our executive officers and directors.


STOCKHOLDER PROPOSALS

     The rules of the Securities and Exchange Commission provide that stockholder proposals may be considered for inclusion in the proxy material for our annual meetings under certain circumstances.
 Our bylaws provide that any stockholder proposals for director nominations for our annual meeting must be made in writing and delivered to us not less than 60 days nor more than 90 days prior to that meeting, but if we provide you with less than 70 days notice (or public disclosure) of the meeting, nominations will be deemed timely if they are received not more than 10 days following the date of the notice or the public disclosure of the meeting.
Any such nominations need to be accompanied by specific information regarding the nominees, as described in our bylaws. Stockholder proposals should be addressed to: David J. Panaia, President, eCom eCom.com, Inc., 2700 PGA Boulevard, Suite 103, Palm Beach Gardens, Florida 33410.


OTHER MATTERS

     The Board does not presently intend to bring any other business before the meeting, and we know of no other matters that are to be brought before the meeting except as specified in the notice of the meeting. If any additional business properly comes before the meeting, however, your shares will be voted in accordance with the judgment of the persons voting your proxy. The fact that you will have returned your proxy in advance will in no way affect your privilege to vote in person should you later find it possible to attend. However, by signing and returning the proxy you have assured your representation at the Annual Meeting. Thank you for your cooperation.


     					By Order of the Board of Directors




By:  /s/ David J. Panaia
	President and Secretary


All stockholders are urged to complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope.
Thank you for your prompt attention to this matter.
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